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Exhibit 5(a)

November 22, 2013

NextEra Energy, Inc. 700 Universe Boulevard Juno Beach, Florida 33408

Ladies and Gentlemen:

We have acted as counsel to NextEra Energy, Inc., a Florida corporation (“NEE”), in connection with the offer and sale of 11,100,000 shares of NEE’s common stock, $.01 par value (“Common Stock”), 4,500,000 shares of which (the “Company Shares”) have been issued and sold by NEE and 6,600,000 shares of which have been borrowed from third parties pursuant to the Forward Sale Agreement.
We have participated in the preparation of or reviewed (1) Registration Statement Nos. 333‑183052, 333‑183052‑01 and 333‑183052‑02 (the “Registration Statement”), which Registration Statement was filed jointly by NEE, NextEra Energy Capital Holdings, Inc. and Florida Power & Light Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); (2) the prospectus dated August 3, 2012 (the “Base Prospectus”) forming a part of the Registration Statement, as supplemented by a prospectus supplement dated November 18, 2013 (the “Prospectus Supplement”), both such Base Prospectus and Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act; (3) the Forward Sale Agreement dated November 18, 2013 between NEE and Citibank, N.A. (in such capacity, the “Forward Counterparty”), (4) the corporate proceedings of NEE with respect to the Registration Statement, the Company Shares and the Forward Sale Agreement; and (5) such other corporate records, certificates and other documents (including a receipt executed on behalf of NEE acknowledging receipt of the purchase price for the Company Shares) and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.
Based on the foregoing, we are of the opinion that:
1.    The Company Shares are validly issued, fully paid and non‑assessable.
2.    Any shares of Common Stock that may be issued and delivered to the Forward Counterparty by NEE pursuant to the Forward Sale Agreement (the “Forward Shares”), when issued and delivered by NEE against payment of the purchase price or other consideration therefor in accordance with the provisions of the Forward Sale Agreement, will be validly issued, fully paid and non‑assessable.

In rendering the foregoing opinions, we have assumed that: (1) the certificates representing the Company Shares and any Forward Shares, if issued in certificated form, will conform to specimens examined by us and a direct registration or transaction advice representing the Company Shares and any Forward Shares will be in the form or in substantially the form used by the registrar and transfer agent for shares of Common Stock issued without certificates, (2) the certificates representing the Company Shares and any Forward Shares, if issued in certificated form will be duly countersigned by the transfer agent, (3) the Company Shares and any Forward Shares will be duly registered by the registrar thereof and will be delivered against payment of (i) the purchase price for the Company Shares, as provided in the Agreement, and (ii) the purchase price or other consideration for the Forward Shares, as provided in the Forward Sale Agreement and (4) the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

We hereby consent to the reference to us in the Base Prospectus under the caption “Legal Opinions” and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission by NEE on or about November 22, 2013, which will be incorporated by reference in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
This opinion is limited to the laws of the States of Florida and New York and the federal laws of the United States insofar as they bear on matters covered hereby. As to all matters of New York law, we have relied, with your consent, upon an opinion of even date herewith addressed to you by Morgan, Lewis & Bockius LLP, New York, New York. As to all matters of Florida law, Morgan, Lewis & Bockius LLP is hereby authorized to rely upon this opinion as though it were rendered to Morgan, Lewis & Bockius LLP.
Very truly yours,

/s/ Squire Sanders (US) LLP

SQUIRE SANDERS (US) LLP